UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2009

Scripps Networks Interactive, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 824-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 15, 2009, Scripps Networks Interactive, Inc. (the “Company” or “SNI”), filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the closing of the Company’s transaction with Cox TMI, Inc., a wholly-owned subsidiary of Cox Communications, Inc. (“Cox”). This Current Report on Form 8-K/A is being filed to amend and supplement the Original Form 8-K and to include the required Item 9.01(a) Financial Statements of Business Acquired and the required Item 9.01(b) Pro Forma Financial Information.

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2009, the Company completed its previously announced transaction with Cox, which resulted in SNI holding a 65% controlling interest in the Travel Channel. On the same date, TCM Sub, LLC (the “Issuer”), a majority-owned subsidiary of SNI, completed a private placement of $885 million aggregate principal amount of 3.55% Senior Notes due 2015 (the “Notes”) in connection with the transaction. The Notes are governed by an indenture, dated as of December 15, 2009 (the “Indenture”), among the Issuer, SNI, as guarantor, and U.S. Bank National Association, as trustee.

The interest rate on the Notes is 3.55% per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning July 15, 2010. The Notes will mature on January 15, 2015, unless previously repurchased in accordance with their terms prior to such date. SNI has unconditionally and irrevocably guaranteed the Notes on a senior, unsecured basis.

The Issuer, at its option, may redeem the Notes in whole at any time or in part from time to time at the price described in the Indenture. The Indenture contains customary terms and covenants, including restrictions on SNI’s and the Issuer’s ability to incur liens, enter into sale and leaseback transactions, and consolidate, merge or sell all or substantially all of their respective assets.

The foregoing summary of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture (including the form of global note), a copy of which is attached as Exhibit 4.1 to the Original Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 15, 2009, the Company’s previously announced transaction with Cox closed and SNI became the majority owner of the Travel Channel. The Travel Channel is the only television network devoted exclusively to travel entertainment and has grown to become one of America’s best known cable television networks, currently reaching about 95 million U.S. television households.

The transaction was structured as a leveraged joint venture between SNI and Cox. Pursuant to the terms of the transaction, Cox contributed the Travel Channel business, valued at $975 million, and SNI contributed $181 million in cash to the joint venture. The joint venture also completed the private placement of $885 million aggregate principal amount Notes described above. Cox has agreed to indemnify Scripps for payments made in respect of Scripps’ guarantee. Net proceeds from the issuance of the Notes totaling $877.5 million were distributed to Cox. Following the transaction, SNI held a 65% controlling interest in the Travel Channel and Cox retained a 35% non-controlling interest in the business.

Unaudited pro forma condensed combined financial statements are attached hereto at Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Travel Channel Media’s financial statements as of December 14, 2009 and December 31, 2008 and for the period from January 1, 2009 to December 14, 2009, for the year ended December 31, 2008, and for the period from May 15, 2007 to December 31, 2007 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The required pro forma financial information of the Company as of September 30, 2009 and for the nine months ended September 30, 2009 and for the year ended December 31, 2008, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

2.1	Contribution Agreement dated as of November 5, 2009 (1)

4.1	Indenture, dated as of December 15, 2009, among TCM Sub, LLC, Scripps Networks Interactive, Inc., as guarantor, and U.S. Bank National Association, as trustee, including the form of global note attached as Exhibit A thereto (2)

23.1	Consent of Independent Auditors

99.1	Audited combined balance sheets of Travel Channel Media for the period ending December 14, 2009 and the year ended December 31, 2008 and the related statements of operations, capital, and cash flows for the period from January 1, 2009 to December 14, 2009, for the year ended December 31, 2008, and for the period from May 15, 2007 to December 31, 2007.

99.2	Unaudited pro forma combined balance sheet as of September 30, 2009 and the unaudited pro forma combined results of operations for the nine months ended September 30, 2009 and the year ended December 31, 2008.

(1)	Incorporated by reference to Scripps Networks Interactive, Inc. Current Report on Form 8-K dated November 10, 2009.
(2)	Incorporated by reference to Scripps Networks Interactive, Inc. Current Report on Form 8-K dated December 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ JOSEPH G. NECASTRO
Joseph G. NeCastro
Chief Administrative Officer and Chief Financial Officer

Date: February 26, 2010